China Infrastructure Construction Corporation Reports Unaudited
Second Quarter Fiscal Year 2010 Financial Results

Second Quarter Fiscal Year 2010 Highlights

•	Net revenue increases 23.06% to $19.16 million year over year
•	*Adjusted net income increases 42.47% to $2.96 million year over year
•	Gross margin increases to 22.09% from 17.31% year over year

First Half Fiscal Year 2010 Highlights

•	Net revenue increases 16.25% to $31.41 million year over year
•	**Adjusted net income increases 28.85% to $4.86 million year over year
•	Gross margin increases to 21.99% from 17.65% year over year

BEIJING, China, Jan 14, 2010 — China Infrastructure Construction Corp. (OTC Bulletin Board: CHNC) (''CHNC'', ''the Company'', “We”, “Us”), one of the major U.S.- listed providers of ready-mix concrete in Beijing, today announced its financial results for the second quarter of its fiscal year 2010 ended November 30, 2009.

“We are very pleased to announce an outstanding quarter of growth in revenue, gross margin, and adjusted net income,” said Mr. RongYang, chairman, and chief executive officer of CHNC. “With the Chinese government’s strong support to improve infrastructure construction, we are confident that our performance will continue to be strong in the coming quarters.”

Summary Financials

Second Quarter Fiscal Year 2010 Results

(In million) other than EPS		Q2 FY2010	Q2 FY2009	Change
		(Unaudited)	(Unaudited)
Net Revenue		$19.16	$15.57	+23.06%
Gross Profit		$4.23	$2.69	+57.03%
GAAP Net Income (Loss)		$(24.47)	$2.08	-1,279.07%
Adjusted Net Income	*	$2.96	$2.08	+42.47%
GAAP EPS (Basic and Diluted)		$(3.72)	$1.49	-349.42%
Adjusted EPS (Basic and Diluted)	*	$0.45	$1.49	-70.11%

* Adjusted Net Income and Adjusted EPS in the second quarter fiscal year 2010 are non-GAAP calculations and do not include non-cash, stock-based compensation charges of $27.42 million, related mainly to the "Make Good" provision of the October 2009 financing agreement.

Net revenue for the second quarter of fiscal year 2010 was $19.16 million as compared to $15.57 million the same period last year, an increase of $3.59 million or approximately 23.06%. The increase in net revenue is attributable to the increased demand for concrete due to the government’s stimulus plan in the infrastructure and real estate industries, and is mainly due to the increase of the sales volume of concrete products. The sales volume of concrete products increased approximately 23% for the three months ended November 30, 2009 as compared to the same period last year. Net revenue from pumping services accounted for approximately 5% of the total net revenue for the three months ended November 30, 2009 and 2008.

Gross profit for the second quarter of fiscal year 2010 was $4.23 million as compared with $2.69 million the same period last year, an increase of $1.54 million or 57.03%. Gross margin for the quarter was 22.09%, as compared with 17.31% the same period last year. The increase of the gross profit margin is mainly due to the decrease of the sales commission expenses that are included in the overhead costs, which are then transferred to the cost of goods sold. The sales commission expenses decreased approximately $340,729 for the three months ended November 30, 2009 compared to the same period of 2008. The sales commission expenses decreased mainly because the Company paid a lower percentage commission for the three months ended November 30, 2009, compared to the same period last year.

Selling, general and administrative (SG&A) expenses for the second quarter of fiscal year 2010 were $28.53 million, an increase of $28.03 million or 5,611.08%, compared with $499,476 for the same period last year. The increase of SG&A expenses is mainly attributable to a one time, non-cash, stock based compensation charges of approximately $27.42 million.

Operating loss for the second quarter of fiscal year 2010 was $24.29 million, a decrease of $26.49 million or 1,206.77%, compared with operating income of $2.20 million the same period last year. The decrease was mainly due to the $27.42 million one time non-cash compensation expense included in the selling, general, and administrative expenses. Excluding the non-cash equity compensation charge of $27.42 million during the second quarter of fiscal year 2010, operating income for the second quarter of fiscal year 2010 would have been $3.13 million with operation margins of 16.33%. The operation margin for the second quarter of fiscal year 2009 was 14.10%.

GAAP net loss for the second quarter of fiscal year 2010 was $24.47 million, a decrease of $26.54 million or approximately 1,279.07%, compared with GAAP net income of $2.08 million the same period last year. GAAP net loss per share for the second quarter of fiscal year 2010 was $3.72 per share (basic and diluted, based on 6.58 million weighted average shares outstanding), a decrease of $5.21 or approximately 349.42%, compared with GAAP net income per share of $1.49 per share the same period last year (basic and diluted, based on 1.39 million weighted average shares outstanding).

Adjusted net income, excluding equity compensation expenses of $27.42 million, was $2.96 million for the second quarter of fiscal year 2010, an increase of $0.88 million or approximately 42.47%, compared to adjusted net income of $2.08 million the same period last year. Adjusted net income per share for the second quarter of fiscal year 2010 was $0.45 per share (basic and diluted, based on 6.58 million weighted average shares outstanding), a decrease of $1.05 or approximately 70.11%, compared with adjusted net income per share of $1.49 per share the same period last year (basic and diluted, based on 1.39 million weighted average shares outstanding). The decrease of adjusted earnings per share is due to the diluted effect of 9,998,879 shares issued in October 2009.

First Half Fiscal Year 2010 Results

(In million) other than EPS		First Half FY2010	First Half FY2009	Change
		(Unaudited)	(Unaudited)
Net Revenue		$31.41	$27.02	+16.25%
Gross Profit		$6.91	$4.77	+44.83%
GAAP Net Income (Loss)	* *	$(22.56)	$3.77	-697.78%
Adjusted Net Income		$4.86	$3.77	+28.85%
GAAP EPS (Basic and Diluted)	* *	$(5.60)	$2.91	-292.30%
Adjusted EPS (Basic and Diluted)		$1.21	$2.91	-58.55%

* *Adjusted Net Income and Adjusted EPS in the first half fiscal year 2010 is non-GAAP calculations and do not include non-cash, stock-based compensation charges of $27.42 million, related mainly to the "Make Good" provision of an October 2009 financing agreement.

Net revenue for the first half of fiscal year 2010 was $31.41 million as compared to $27.02 million the same period last year, an increase of $4.39 million or approximately 16.25%. The increase in net revenue is attributable to the increased demand for concrete due to the government’s stimulus plan in the infrastructure and real estate industries, and is mainly due to the increase of the sales volume of concrete products. The sales volume of concrete products increased approximately 14% for the first half ended November 30, 2009 as compared to the same period last year. Net revenue from pumping services accounted for approximately 5% and 4% of the total net revenue for the first half ended November 30, 2009 and 2008, respectively.

Gross profit for the first half of fiscal year 2010 was $6.91 million as compared with $4.77 million the same period last year, an increase of $2.14 million or 44.83%. Gross margin for the first half was 21.99%, as compared with 17.65% the same period last year. The increase of the gross profit margin is mainly due to the decrease of the sales commission expenses that are included in the overhead costs, which are then transferred to the cost of goods sold. The sales commission expenses decreased approximately $570,000 for the first half ended November 30, 2009 compared to the same period of 2008. The sales commission expenses decreased mainly because the Company paid a lower percentage commission for the first half ended November 30, 2009, compared to the same period last year.

Selling, general and administrative (SG&A) expenses for the first half of fiscal year 2010 were $29.18 million, an increase of $28.42 million or 3,716.89%, compared with $764,588 for the same period last year. The increase of SG&A expenses is mainly attributable to a one time, non-cash, stock based compensation charges of approximately $27.42 million.

Operating loss for the first half of fiscal year 2010 was $22.28 million, a decrease of $26.28 million or 656.33%, compared with operating income of $4.00 million the same period last year. The decrease was mainly due to the $27.42 million one time non-cash compensation expense included in the selling, general, and administrative expenses. Excluding the non-cash equity compensation charge of $27.42 million during the first half of fiscal year 2010, operating income for the first half of fiscal year 2010 would have been $5.15 million with operation margins of 16.38%. The operation margin for the first half of fiscal year 2009 was 14.82%.

GAAP net loss for the first half of fiscal year 2010 was $22.56 million, a decrease of $26.33 million or approximately 697.78%, compared with GAAP net income of $3.77 million the same period last year. GAAP net loss per share for the first half of fiscal year 2010 was $5.60 per share (basic and diluted, based on 4.03 million weighted average shares outstanding), a decrease of $8.52 or approximately 292.30%, compared with GAAP net income per share of $2.91 per share the same period last year (basic and diluted, based on 1.30 million weighted average shares outstanding).

Adjusted net income, excluding equity compensation expenses of $27.42 million, was $4.86 million for the first half of fiscal year 2010, an increase of $1.09 million or approximately 28.85%, compared to adjusted net income of $3.77 million the same period last year. Adjusted net income per share for the first half of fiscal year 2010 was $1.21 per share (basic and diluted, based on 4.03 million weighted average shares outstanding), a decrease of $1.71 or approximately 58.55%, compared with adjusted net income per share of $2.91 per share the same period last year (basic and diluted, based on 1.30 million weighted average shares outstanding). The decrease of adjusted earnings per share is due to the diluted effect of 9,998,879 shares issued in October 2009.

Financial Condition

As of November 30, 2009, CHNC had cash, cash equivalents and restricted cash totaled $6.66 million, an increase of $5.74 million from May 31, 2009, primarily due to the net proceeds from the public offering in October 2009. As of November 30, 2009, the Company has working capital of $27.65 million.

Net cash used in operating activities for the six months ended November 30, 2009 was $3.66 million as compared with $191,753 the same period last year, an increase of $3.47 million, or 1,809.72%. The increase of net cash used in operating activities was due to the increase of trade accounts receivable. The trade accounts receivable increased because of the growing sales. We typically had long-term annual and multi-year contracts with our major customers. We entered into varying payment terms with our customers ranging from payment before delivery, payment on delivery or up to 1 year after the project completion. As of November 30, 2009, trade accounts receivable with aging over twelve months old amounted to $554,357, only 1.47% of total trade accounts receivable.

Business Outlook

Mr. Yang concluded, “Looking forward, we are very confident that we are very well prepared to embrace the opportunities that the fast growing China infrastructure construction industry will bring us. We recently signed a three year agreement with the Institute of Building Materials, a subsidiary of the China Academy of Building Research. Under the Agreement, CHNC will work exclusively with the Institute of Building Materials to obtain technical research, development and support.
We are currently building three new production facilities with five production lines in three different cities. These facilities will increase the total annual production capacity by 3 million cubic meters. Our stringent cost control initiatives are designed to help us to obtain higher gross margin and remain competitive in the near-term.”

About China Infrastructure Construction Corporation

CHNC was founded in 2002 in Beijing, China. Since then it has developed into one of the top ready-mix concrete producers in Beijing. Its products are environment-friendly and CHNC is among the few providers in China of "green" concrete. Both the Company's revenue and net profit have shown significant growth in the last few years. Currently, the Company has two prime production facilities with five production lines. One of the production facilities is located in Beijing's Nanhaizi area, on the west side of the Yizhuang Economic Development Zone south of Beijing, and the other is located in the Tangshan Development Zone, about two hundred kilometers east of Beijing. CHNC has 5 production lines and a combined annual operating capacity from these two locations of 3 million cubic meters.

Beijing Concrete is also a leader in China's "Green Concrete" movement referring to increased use of the environmentally-friendly content in ready-mix concrete, by reducing the energy and raw material consumption in its production, and by mixing and recycling various industrial wastes to create a more sustainable product.

All of CHNC's products have passed the ISO9001-2005 Certification Quality System and Integrated Certification System including Quality Management System Certification, Environmental Management System Certification and Occupational Health and Safety Management System Certification issued by Beijing Zhong Jian Xie Certification Centre.

Its major projects include the Beijing World Trade Central Business District project, and the Beijing Wanjing International Mansion.

Use of Non-GAAP Financial Measures

GAAP results for three and six months ended November 30, 2009 include non cash expenses related to change in the fair value of the Company’s stock compensation. The non-GAAP measure provides a consistent basis for investors to understand our financial performance in comparison to historical periods without variation of non-recurring items and non-operating related charges.  In addition, it allows investors to evaluate our performance using the same methodology and information as that used by our management.  Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, we compensate for these limitations by providing the relevant disclosure of the items excluded.

Because these expenses are non-cash, and not related to the Company’s operating results, the Company believes that the non-GAAP information is useful to supplement the Company's condensed consolidated financial statements. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional non-GAAP information is not meant to be considered as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

Forward-looking Statements

Certain statements made in this news release, may contain forward-looking statements concerning the Company’s business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These factors may include, but are not limited to, such factors as unanticipated changes in product demand especially in the infrastructure construction industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its products’ applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Ms. Yiru Melody Shi
Chief Financial Officer
China Infrastructure Construction Corporation
Email: chnccfo@hotmail.com

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30, 2009 AND MAY 31, 2009

	November 30, 2009	May 31, 2009
	(UNAUDITED)
Assets
Current assets
Cash and cash equivalents	$6,503,129	$921,841
Restricted cash	158,089	-
Trade accounts receivable, net	37,640,167	26,438,106
Inventories	1,167,568	885,834
Total current assets	45,468,953	28,245,781

Property, plant and equipment, net	7,932,999	5,649,835

Other receivables	1,413,083	270,819
Related party receivables	163,458	674,289
Total other assets	1,576,541	945,108

Total assets	$54,978,493	$34,840,724

Liabilities and equity
Current liabilities
Trade accounts payable	$12,535,381	$10,173,765
Related party payable	344,030	564,419
Other payables	2,547,072	1,730,290
Current portion of capital lease obligations	568,178	-
Accrued expenses	359,351	277,329
Bank loan payable	1,465,000	-
Total current liabilities	17,819,012	12,745,803

Long-term liabilities
Long-term portion of capital lease obligations	981,737	-
Other payables - long-term	521,676	-
Total long-term liabilities	1,503,413	-

Total liabilities	19,322,425	12,745,803

Stockholders' equity
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: no par value; 100,000,000 shares authorized; 11,528,429 and 1,529,550shares issued and outstanding as of November 30, 2009 and May 31, 2009	37,424,511	1,396,644
Retained earnings (deficit)	(4,803,953)	17,755,631
Accumulated other comprehensive income	1,550,245	1,731,951
Total China Infrastructure Construction Corporation stockholders' equity	34,170,803	20,884,226

Noncontrolling interests	1,485,265	1,210,695

Total liabilities and equity	$54,978,493	$34,840,724

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2009 AND 2008
(UNAUDITED)

	THREE MONTHS ENDED NOVEMBER 30,		SIX MONTHS ENDED NOVEMBER 30,
	2009	2008	2009	2008

Net Revenue	$19,155,132	$15,565,149	$31,410,860	$27,020,125

Cost of goods sold	14,923,975	12,870,609	24,504,167	22,251,323

Gross profit	4,231,157	2,694,540	6,906,693	4,768,802

Operating expenses:
Selling, general and administrative expenses	28,525,492	499,476	29,183,485	764,588

Net operating income (loss)	(24,294,335)	2,195,064	(22,276,792)	4,004,214

Other income (expense):
Interest income (expense)	(3,183)	258	(3,655)	943
Other income (expense)	5,196	288	4,996	(12,266)
Total other income (expense)	2,013	546	1,341	(11,323)

Net income (loss) before income taxes	(24,292,322)	2,195,610	(22,275,451)	3,992,891

Income taxes	-	-	-	-

Net income (loss)	(24,292,322)	2,195,610	(22,275,451)	3,992,891

Less: Net income attributable to noncontrolling interests	173,666	120,590	284,134	219,004

Net income (loss) attributable to China Infrastructure Construction Corporation	$(24,465,988)	$2,075,020	$(22,559,585)	$3,773,887

Earnings (loss) per share - basic and diluted	$(3.72)	$1.49	$(5.60)	$2.91

Basic and diluted weighted average shares outstanding	6,578,625	1,390,400	4,026,345	1,295,200

Comprehensive income

Net income (loss)	(24,292,322)	2,195,610	(22,275,451)	3,992,891

Foreign currency translation adjustment	(195,131)	17,087	(191,269)	151,863

Comprehensive income (loss)	$(24,487,453)	$2,212,697	$(22,466,720)	$4,144,754

Comprehensive income attributable to non-controlling interests	$163,893	$121,444	$274,571	$226,597

Comprehensive income (loss) attributable to China Infrastructure Construction Corporation	$(24,651,346)	$2,091,253	$(22,741,291)	$3,918,157

CHINA INFRASTRUCTURE CONSTRUCTION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2009 AND 2008
(UNAUDITED)

	November 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(22,275,451)	$3,992,891
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation	548,431	428,309
Shares issued for compensation	27,422,242	-
Changes in operating liabilities and assets:
Trade accounts receivable	(11,186,190)	(7,810,510)
Prepayments		149,847
Inventories	(281,126)	464,598
Other receivables	(1,064,571)	(1,470,035)
Trade accounts payable	2,353,912	2,498,816
Other payables	738,976	1,584,832
Accrued expenses	81,826	(30,501)
Net cash used in operating activities	(3,661,951)	(191,753)

Cash flows from investing activities:
Fixed assets additions	(754,827)	(47,580)
Payments to related party receivable	(163,458)	-
Net cash used in investing activities	(918,285)	(47,580)

Cash flows from financing activities:
Shares issued for cash	8,605,625	-
Restricted cash	(158,089)	-
Bank loan payable	1,466,200	-
Proceeds from related party payable	237,278	-
Payment to related party payable	-	(136,586)
Net cash provided by (used in) financing activities	10,151,014	(136,586)

Effect of rate changes on cash	10,510	10,056

Increase (decrease) in cash and cash equivalents	5,581,288	(365,863)
Cash and cash equivalents, beginning of period	921,841	865,601
Cash and cash equivalents, end of period	$6,503,129	$499,738

Supplemental disclosures of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-
Non-cash investing activities
Acquisition of plant and equipment through other payable	$2,073,287	$-
Related party receivable offset by payable to related party payable	$674,289	$-